Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the Disciplined Global Equity Fund under "Independent Registered Public Accounting Firm."


                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
July 12, 2007